Assigned Task Agreement
Between Konica Minolta Opto, Inc. (KMOT) and Guided Therapeutics, Inc. (GT)

Agreement for the Development of Spectroscopy for Barrett’s Esophagus
“Project Sangam”

CONFIDENTIAL

This Agreement is made on this 1st day of May, 2011 (the “Effective Date”) between Guided Therapeutics, Inc., having a place of business 5835 Peachtree Corners East Suite D, Norcross, Georgia, 30992 (“GT”) and Konica Minolta Opto, Inc., having an address of 2970 Ishikawa-machi, Hachioji-shi, Tokyo 192-8505, Japan (“KMOT”), each individually referred to herein as a “party” and collectively referred to as the “Parties”.

WHEREAS, GT and KMOT have executed an option-to-license and no-shop agreement dated April 27, 2010 (“2010 Option Agreement”).

WHEREAS, GT and KMOT have also executed an Assigned Task Agreement for the Development of Spectroscopy for Barrett’s Esophagus (“Project Sangam”) dated February 1, 2010.

WHEREAS, both GT and KMOT wish to continue the Assigned Task Agreement for the Development of Spectroscopy for Barrett’s Esophagus (“Project Sangam”) under the terms and conditions described herein,

NOW THEREFORE, and in consideration of the mutual promises and covenants herein contained and intending to be legally bound, GT and KMOT agree as follows:

1.	All terms and conditions of the 2010 Option Agreement remain in full effect and force.

2.
This Agreement is adjunctive to the 2010 Option Agreement under Sections 4 and 5 of that Agreement and should in no way be construed as further modifying or superseding the 2010 Option Agreement and continuations or extensions thereof.

3.
KMOT agrees to utilize the technical, regulatory and clinical expertise of GT in order to develop GT’s spectroscopic technology for the purposes of detecting cancer and pre-cancer of the human esophagus.  A preliminary schedule and budget for this work is attached to this Agreement as Exhibits A and B.  GT shall use its best efforts to collaborate with KMOT for accomplishing the tasks described in Exhibits A and B.

4.	Tasks performed by GT and payment in return from KMOT to GT shall be under the following terms and conditions:

a)	Schedule for Performing Tasks - The project shall commence on May 1, 2011 and is anticipated to be completed by April 30, 2012, as summarized in Exhibit A.

b)	Primary Tasks - GT

-  Produce additional 2 clinical prototypes.
-  Negotiate with IRB and Clinical Investigators for clinical studies.
-  Conduct and manage the feasibility study.
-  Write up results and feedback from feasibility study.
-  Negotiate with FDA as needed.
-  Conduct Single Batch Release Validation for Fiber Optic Probes for algorithm
-  training study.
-  Redesign and production of clinical prototype if necessary.
-  In this case, the budget may be reconsidered.
-  Begin and manage the algorithm training study.

c)	Primary Tasks - KMOT

-  Produce Fiber Optic Probes for the study.
-  Attend the feasibility study.
-  Assist with results and feedback from feasibility study.
-  Redesign and production of Fiber Optic Probes if necessary.

d)	Payment Schedule, as summarized in Exhibit B, the project budget,

i      First payment $450,000 due May 1, 2011 or earlier
ii       Second payment $450,000 due August 1, 2011 or earlier
iii      Third payment $450,000 due November 1, 2011 or earlier
iv      Forth payment $370,440 due February 1 or earlier

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the 28th day of March, 2011.

GT 5835 Peachtree Corners East Suite D Norcross, Georgia 30992	KMOT 2970 Ishikawa-machi, Hachioji-shi Tokyo 192-8505, Japan
/s/ Mark Faupel By: Mark Faupel, Ph.D. President and CEO	/s/ Akira Suzuki By: Akira Suzuki General Manager Business Initiation Center